UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 18, 2019

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, the Board of Directors (the “Board”) of PBF Logistics GP LLC (the “General Partner”), the general partner of PBF Logistics LP (the “Partnership”), approved an amendment to the PBF Logistics LP 2014 Long-Term Incentive Plan (the “LTIP”), which increases the number of common units available for awards under the LTIP by 1,500,000 common units (the “LTIP Amendment”) to 3,088,655 common units, subject to unitholder approval. On April 18, 2019, PBF Energy Company LLC, which held a majority of our outstanding common units as of that date, also approved the LTIP Amendment by written consent in lieu of a special meeting of unitholders. The unitholder approval is expected to become effective, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”), 20 days after a final Information Statement with respect to such unitholder written consent is filed by the Partnership with the SEC, and disseminated to unitholders.

The foregoing description of the terms of the LTIP Amendment is qualified in its entirety by reference to the complete terms of the LTIP Amendment, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to PBF Logistics LP 2014 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PBF Logistics LP
	By:	PBF Logistics GP LLC, its general partner

Date: April 24, 2019	By:	/s/ Trecia Canty
Trecia Canty
Authorized Officer